UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2016

FIRST INTERSTATE BANCSYSTEM, INC.
(Exact name of registrant as specified in its charter)

Montana	001-34653	81-0331430
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

401 North 31st Street, Billings, MT		59116
(Address of Principal Executive Offices)		(Zip Code)

  (406) 255-5390
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                       Other Events.

On August 12, 2016, First Interstate Bank (the “Bank”), the bank subsidiary of First Interstate BancSystem, Inc. (the “Company”), acquired all of the outstanding stock of Flathead Bank of Bigfork, Montana (“Flathead Bank”) from its parent company, Flathead Holding Company of Bigfork. Immediately thereafter, Flathead Bank was merged with and into the Bank. Pursuant to the terms of the Stock Purchase Agreement to acquire all the outstanding stock of Flathead Bank, the Bank paid cash consideration of $34 million for the stock. As of the acquisition date, Flathead Bank had total assets of approximately $225 million, loans of approximately $86 million and deposits of approximately $178 million.

A copy of the press release issued by the Company on August 12, 2016, announcing the completion of the stock purchase and merger, is filed herewith as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.                      Financial Statements andExhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits:

	Exhibit No.	Exhibit Description
	99.1	Press release dated August 12, 2016 announcing First Interstate Bank’s acquisition of Flathead Bank.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FIRST INTERSTATE BANCSYSTEM, INC.

DATE: August 12, 2016	By:	/s/ KEVIN P. RILEY
Kevin P. Riley
President and Chief Executive Officer